Exhibit 99.1

INTERNATIONAL POWER GROUP COMPLETES ACQUISITION

OF PATENTED TECHNOLOGIES FROM SWEDISH COMPANIES

- Patented Technologies Expected to Expand Global Business Opportunities -

CELEBRATION, FL – (October 5, 2006) – International Power Group, Ltd. (OTCPK: IPWG) has completed the acquisition of proprietary patented technologies that are expected to be beneficial to the Company’s business of developing waste-to-energy facilities and expanding into other alternative energy businesses.  These technologies, which include waste–to-energy, AddPower, a low temp turbine (LTT), and ScrubPower, a special emission-to-energy system, were acquired through a $2 million asset purchase agreement of three Swedish entities:  Anovo AB, Angelholm, AddPower AB, Angelholm, and SUPE Ltd.

“These acquisitions represent a major milestone for IPWG. With the increasing need for alternative forms of energy, we are excited to have a technology that we can offer to other companies in the energy space, that can help them increase their output of clean electricity.  We also look forward to using these technologies to increase the efficiency of our future waste-to-energy facilities,” said Peter Toscano, IPWG President and CEO.  “We believe our acquisitions will allow IPWG to convert greater quantities of heat, produced from boilers and turbines, and potentially increase the output of salable electricity by 20 to 30% or more over technologies that are currently available.”

The LTT technology will provide IPWG with an extremely efficient “low-temp turbine” which is powered by a proprietary fluid to drive the turbine and produce electricity at approximately 200°F, whereas most conventional boilers and turbines can only produce electricity at temperatures between 600°- 800°F.  AddPower LTT units can be applied to many alternative energy generation facilities, such as solar, thermal, geothermal, biomass conversion, and co-generation facilities, and can increase the efficiency of existing conventional oil, gas and coal-fired power plants.  As Mr. Toscano further explained, “The patented ScrubPower technology is designed to scrub away virtually all airborne pollutants to well below the allowable emission standards of most countries, while also generating valuable electricity.”

About International Power Group, Ltd.

International Power Group, Ltd. is dedicated to providing multifaceted alternative energy solutions in a sustainable and environmentally friendly manner.  Through its subsidiaries, strategically placed around the world, and its strategic partnerships, the Company intends to provide turnkey solutions for waste disposal and electricity and potable water production.  The Company intends to establish waste-to-energy facilities to convert commercial, hazardous, organic and toxic wastes into saleable electricity and potable water.  IPWG believes it is uniquely positioned to produce revenue from the in-processing of waste and the out-processing of electricity and drinking water, while addressing the growing need for “green” sources of energy.

Exhibit 99.1

Contacts:

International Power Group, Ltd. Peter Toscano Chief Executive Officer Phone: 407-566-0318	The Investor Relations Group Investors: Antima “Taz” Sadhukhan / Damian McIntosh Media: Bill Douglass Phone: 212-825-3210

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FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB, as amended, for the most recently ended fiscal year.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions.  These forward- looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision.  The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.